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                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT:   February 9, 1996
                     (Date of the Earliest Event Reported)


                               HEALTHSOURCE, INC.
             (Exact name of Registrant as specified in its charter)


  New Hampshire                     1-11538                02-0387748
 (State or other                (Commission File        (I.R.S. Employer
 jurisdiction of                    Number)          Identification Number)
  incorporation)


          Two College Park Drive
          Hooksett, New Hampshire                           03106
(Address of principal executive offices)                 (Zip Code)


                                  603/268-7000
              (Registrant's Telephone Number, including area code)
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Items 1-4.  Not applicable.

Item  5.    Other Events.

            On February 9, 1996, Healthsource, Inc. (the "Company") announced that it had closed its previously-announced agreement to acquire the HMO business of Central Massachusetts Health Care, Inc. ("CMHC"), a not-for-profit HMO based in Worcester, Massachusetts, for $46.5 million in cash, subject to certain post-closing adjustments. The purchase price is based on a closing net worth of approximately $7.2 million after adjustments. The purchase price was derived from the Company's line of credit with Chase Manhattan Bank and a syndicate of other banks.

            Under the terms of the agreement, the operating assets of CMHC were acquired by a new wholly-owned subsidiary of the Company which was licensed as an HMO in Massachusetts, named Healthsource CMHC, which also assumed CMHC's HMO contracts.

            As of the closing, CMHC had 83,400 members and operated in central Massachusetts.

Item 6.     Not Applicable.

Item 7.     Financial Statements and Exhibits.

            (a)  Not applicable.

            (b)  Not applicable.

            (c)  Exhibits.

                 4.1 Asset Purchase Agreement dated as of April 10, 1995 by and between Central Massachusetts Health Care, Inc. and Healthsource Massachusetts, Inc. (Incorporated by reference to Exhibit 10.2 to Form 10-Q dated May 9, 1995 for the Quarterly Period ended March 31, 1995.)

                 4.2 First Amendment to Asset Purchase Agreement dated November 9, 1995 between Central Massachusetts Health Care, Inc. and Healthsource Massachusetts, Inc.

                 4.3 Second Amendment to Asset Purchase Agreement dated December 11, 1995 between Central Massachusetts Health Care, Inc. and Healthsource Massachusetts, Inc.

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Item 8.    Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEALTHSOURCE, INC.


Dated: February 23, 1996            By: /s/ Thomas M. Congoran
                                       ----------------------------
                                       Thomas M. Congoran
                                       Chief Financial Officer


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